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                                                                   EXHIBIT 10.38

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     AMENDED AND RESTATED EMPLOYMENT AGREEMENT made as of the Thirtieth day of April, 2001 (the "Effective Date"), between EDGAR ONLINE, INC. with its principal office at 50 Washington Street, Norwalk, Connecticut ("Company"), and Jay Sears, an individual having an address at 110 Florence Ave, Rye, NY 10580 ("Employee").

                              W I T N E S S E T H:

     WHEREAS, the Company operates an Internet financial information business;
and

     WHEREAS, the Employee desires to be employed by the Company and acknowledges that the execution of the Agreement is a condition of such employment; and

     WHEREAS, the Company has previously entered into an employment agreement with the Employee and the Company and the Employee desire to modify certain provisions by entering into an amended and restated employment agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth, the parties agree as follows:

     1. Employment. The Company shall employ the Employee and the Employee shall serve the Company, upon the terms and conditions hereinafter set forth.

     2. Term. The employment of Employee hereunder shall be for a period of three years from the date hereof (the "Employment Term"). Upon the expiration of the initial term and on each anniversary date thereafter, the employment of Employee shall be renewed and extended for an additional year unless either party terminates this agreement on thirty (30) days written notice prior to the renewal date
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     3. Duties. During the Employment Term, Employee shall have such duties, functions and responsibilities on behalf of the Company as are generally applicable to a Senior VP Business & Strategy Development, provided, however, that Employee shall not cause the Company to engage in any activity that is illegal, immoral or unethical.

     4. Compensation and Employee Benefits.

          a. Employee shall receive, as full compensation for his services to the Company, payment based on an annual salary of not less than One Hundred Thirty Five Thousand ($135,000) Dollars, paid by the Company in accordance with its standard payroll practices. The payment due Employee hereunder shall be reviewed annually by the Company at the time of an annual, written evaluation. The annual salary and each of the cash payments listed below shall be subject to applicable withholding taxes as reflected on the W-4 completed by the Employee.

          b. Stock Options. The Employee shall be eligible to receive Annual Stock Option grants as authorized by the Company's Board Of Directors.


          c. Severance. The Company agrees that the Employee will be entitled to severance pay if terminated by the Company for any reason other than those reasons set forth in Section 4(d) and 6 of this Agreement. The severance payment shall be made to Employee immediately upon termination in the amount of accrued salary and benefits payable to the Employee through the date of termination of employment and a severance payment from the
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               Company equal to 1.5 times the Employee's then applicable
               total annual compensation including base salary and bonus (bonus shall be calculated as the average of the last two year's cash bonuses paid by the Company to the Employee). In addition, all stock options and other awards under the Company's 1996 and 1999 and all other stock option plans shall immediately vest and remain exercisable for a period of the lesser of the original term of the stock option or five years.

          d. Severance in Connection with a Change of Control. (i) Notwithstanding anything contained herein to the contrary, in the event that there is a change of control of the Company (as defined below), and the Agreement is terminated by either the Employee or the Company for whatever reason within one year of such a change of control, the Company shall pay to the Employee, in addition to accrued salary and benefits payable to the Employee through the date of termination of employment, a severance payment from the Company equal to 1.5 times the Employee's then applicable total annual compensation including base salary and bonus (bonus shall be calculated as the average of the last two year's cash bonuses paid by the Company to the Employee). In addition, all stock options and other awards under the Company's 1996 and 1999 and all other stock option plans shall immediately vest and remain exercisable for a period of the lesser of the original term of the stock option or five years.
               (ii) For purposes of this Agreement, a "change of control of the Company" shall mean the occurrence of (i) the acquisition by an individual, entity, or group of the beneficial ownership of 50% or more (other than by
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               Marc and Susan Strausberg and their affiliates) of (1) the outstanding common stock, or (2) the combined voting power of the Company's voting securities; provided, however, that the following acquisitions will not constitute a "change of control":
               (x) any acquisition by any employee benefit plan of the Company or any affiliate or (y) any acquisition by any corporation if, immediately following such acquisition, more than 50% of the outstanding common stock and the outstanding voting securities of such corporation is beneficially owned by all or substantially all of those who, immediately prior to such acquisition, were the beneficial owners of the common stock and the Company's voting securities (in substantially similar proportions as their ownership of such Company securities immediately prior thereto); or (ii) the approval by the Company's stockholders of a reorganization, merger or consolidation, other than one with respect to which all or substantially all of those who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of the Common Stock and the Company's voting securities beneficially own, immediately after such transaction, more than 50% of the outstanding common stock and voting securities of the corporation resulting from such transaction (in substantially the same proportions as their ownership, immediately prior thereto, of the Common Stock and the Company's voting securities); or (iii) the approval by the Company's stockholders of the sale or other disposition of all or substantially all of the assets of the Company, other than to a subsidiary of the Company.
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          e.   Bonus. The Company may pay a bonus to Employee of up to 50% of his then applicable annual salary each year based on a performance evaluation to be determined at the discretion of the Company upon closing the books at the end of each year.

          f. Vacation. Employee shall be entitled to paid vacation of four (4) weeks during each year.

          g. Insurance. Employee and his dependents shall be eligible to participate in all standard company benefit plans including medical, dental, life, disability and 401k that the Company makes available to its senior executive officers.

          h. Commutation Expenses. The Company agrees pay a commutation allowance of $500 per month.

          i. Business Expenses. All reasonable travel, entertainment and other expenses incident to the performance of the Employee's duties or the rendering of services incurred on behalf of the Company by the Employee during the Employment Term shall be paid by the Company. Reasonable home office expenses including, but not limited to telephone, fax and Internet line connectivity expenses, will be considered to be business expenses and will be reimbursed.

     5. Disability. In the event that Employee shall be incapacitated by reason of mental or physical disability or otherwise during the term of his employment hereunder, such that he is prevented from performing the services required hereunder for period of twelve (12) consecutive or non-consecutive weeks in any period of six (6) consecutive months, the Company shall have the right, at its option to terminate this Agreement as of the last day of such twelve (12) week
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period by sending written notice of such termination to Employee in which event the Company shall have no further obligations hereunder, other than the obligation to pay Employee any accrued and unpaid compensation to which he is entitled to the date of such termination.

     6. Termination for Cause. The Company shall have the right to terminate Employee's employment under this Agreement and any and all payments to be made hereunder if Employee at any time during the term of his employment, commits any of the following "Acts".

     (a) Employee shall be convicted of any crime (whether or not involving the Company) which (i) constitutes a felony in the jurisdiction involved or (ii) is of such a nature as to affect adversely the reputation of the Company; or

     (b) Employee shall commit an act of fraud, breach of loyalty or malfeasance against the Company; or

     (c) Employee shall cause the reputation and goodwill of the Company or its affiliates to suffer substantial damage; or

     (d) Employee shall violate any of the provisions of this Agreement; or

     (e) Employee shall not perform his duties as directed by the Company.

The Company shall give written notice to the Employee, which shall specify the grounds for the proposed termination and the Employee shall be given thirty (30) days to cure if the grounds arise under clauses (c), (d) or (e) above. The decision of the Board of Directors of the Company in such matter shall be final.

     In the event that the Company elects to terminate Employee's employment under this Agreement for cause as set forth above, the Company shall send written notice of such termination to Employee and thereupon no further payments of any type shall be made or shall
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be payable to Employee hereunder except for any accrued and unpaid compensation earned by him or to which he is entitled prior to the date of such termination.

     7. Confidentiality; Noncompetition.

          (a) The Company and the Employee acknowledge that the services to be performed by the Employee under this Agreement are unique and extraordinary and, as a result of such employment, the Employee will be in possession of confidential information relating to the business practices of the Company. The term "confidential information" shall mean any and all information (oral or written) relating to the Company or any of its affiliates, or any of their respective activities, other than such information which can be shown by the Employee to be in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information which is in the public domain) other than as the result of breach of the provisions of this Section 7(a), including, but not limited to, information relating to: trade secrets, proprietary information, personnel lists, financial information, research projects, services used, pricing, customers, customer lists and prospects, product sourcing, marketing and selling and servicing. The Employee agrees that he will not, during his employment or subsequent to the termination of employment, directly or indirectly, use, communicate, disclose or disseminate to any person, firm or corporation any confidential information regarding the clients, customers or business practices of the Company acquired by the Employee during his employment by Company, without the prior written consent of Company; provided, however, that the Employee understands that he will be prohibited from misappropriating any trade secret at any time during or after the termination of employment. At no time during the Employment Term, or thereafter shall the Employee directly or indirectly, disparage the commercial, business or financial reputation of the Company.
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          (b) In consideration of Company's hiring Employee, the payment by the
Company to the Employee of the compensation described herein and for other good and valuable consideration, the Employee hereby agrees that he shall not, during the Employment Term and for a period of one (1) year following such employment (the "Restrictive Period"), directly or indirectly, take any action which constitutes an interference with or a disruption of any of the Company's business activities.


          (c) For purposes of clarification, but not of limitation, the Employee hereby acknowledges and agrees that the provisions of Section 7(b) above shall serve as a prohibition against him, during the Restrictive Period :

          (1) directly or indirectly, contacting, soliciting or directing any person, firm, or corporation to contact or solicit, any of the Company's customers, prospective customers, or business partners for the purpose of selling or attempting to sell, any products and/or services that are the same as or similar to the products and services provided by the Company to its customers during the Restrictive Period. In addition, the Employee will not disclose the identity of any such business partners, customers, or prospective customers, or any part thereof, to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever; and

          (2) directly or indirectly, engaging or carrying on in any manner (including, without limitation, as principal, shareholder, partner, lender, agent, employee, consultant, or investor (other than a passive investor with less than a five percent (5%) interest) trustee or through the agency of any corporation, partnership, limited liability company, or association) in any business that is in
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     competition with the engaged in any business in competition with the business of the Company; and

          (3) soliciting on his own behalf or on behalf of any other person, the services of any person who is an employee of the Employer, and soliciting any of the Employer's employees to terminate employment with the Employer.

          (d) Upon the termination of the Employee's employment for any reason whatsoever, all documents, records, notebooks, equipment, price lists, specifications, programs, customer and prospective customer lists and other materials which refer or relate to any aspect of the business of the Company which are in the possession or under the control of the Employee including all copies thereof, shall be promptly returned to the Company.

          (e) The parties hereto hereby acknowledge and agree that (i) the Company would be irreparably injured in the event of a breach by the Employee of any of his obligations under this Section 7, (ii) monetary damages would not be an adequate remedy for any such breach, and (iii) the Company shall be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach .

          (f) The rights and remedies enumerated in Section 7(e) shall be independent of the other, and shall be enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

          (g) If any provision contained in this Section 7 is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.
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          (h) If any provision contained in this Section 7 is found to be unenforceable by reason of the extent, duration or scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, scope or other provision and in its reduced form any such restriction shall thereafter be enforceable as contemplated hereby.

          (i) It is the intent of the parties hereto that the covenants contained in this Section 7 shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought (the Employee hereby acknowledging that said restrictions are reasonably necessary for the protection of the Company). Accordingly, it is hereby agreed that if any of the provisions of this Section 7 shall be adjudicated to be invalid or unenforceable for any reason whatsoever, said provision shall be (only with respect to the operation thereof in the particular jurisdiction in which such adjudication is made) construed by limiting and reducing it so as to be enforceable to the extent permissible, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of said provision in any other jurisdiction

     8. Severability. If any covenant of Employee set forth in this Agreement shall be invalid or unenforceable in any jurisdiction because of its duration or geographic area or both, as the case may be, such covenant shall reduce in duration or geographic area, or both, as the case may be, to such extent as to make it valid and enforceable in such jurisdiction and in all other respects it shall remain in full force and effect.

     9. Prior Agreements. This Agreement cancels and supersedes any and all prior agreements and understandings between the parties hereto respecting the employment of
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Employee by the Company. All Agreements in relation to Company stock and stock option grants continue to remain in full force and effect.

     10. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, to the other party hereto at his or its address as set forth in the beginning of this Agreement. Either party may change the address to which notices, requests, demands and other communications hereunder shall be sent by sending written notice of such change of address to the other party in the manner above provided.

     11. Assignability and Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the executors, administrators, successors and legal representatives of Employee and shall inure to the benefit of and be binding upon the Company and its successors and assigns.

     12. Waiver. Waiver by either party hereto of any breach or default by the other party in respect of any of the terms and conditions of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.

     13. Complete Understanding: Amendment and Termination. This Agreement constitutes the complete understanding between the parties with respect to the employment of Employee hereunder and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set froth herein. This Agreement shall not be altered, modified, amended or terminated except by written instrument signed by each of the parties hereto; provided, however, that the waiver by either party hereto of compliance with any provision hereof or of any breach or default by the other party hereto need be signed only by the party waiving such provision, breach or default.
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     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one and the same Agreement.

     15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

     16. Paragraph Headings. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     17. Consideration. Employee hereby acknowledges and agrees that the employment opportunity encompassed in this Agreement is contingent upon the execution of this Agreement and that such employment, in addition to the mutual promises herein, constitutes adequate consideration for this Agreement.
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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

EDGAR ONLINE, INC.

By:
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Its:    President and Chief Operating Officer
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Date:   April 30, 2001
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     Jay Sears
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Date: April 30, 2001
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